                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CHOLESTECH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CHOLESTECH CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 16, 2001
                            ------------------------

TO THE SHAREHOLDERS OF CHOLESTECH CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of CHOLESTECH CORPORATION, a corporation organized under the laws of the State of California, will be held at the Westin St. Francis Hotel located at 335 Powell Street, San Francisco, California 94102, on Thursday, August 16, 2001, at 10:00 a.m. Pacific Time for the following purposes:

          1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected.

          2. To approve an amendment to the Company's 2000 Stock Incentive Program, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 605,000 shares.

          3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending March 29, 2002.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on June 29, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          William W. Burke
                                          Vice President of Finance, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

July 2, 2001

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             CHOLESTECH CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished to the shareholders of Cholestech Corporation ("Cholestech" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Westin St. Francis Hotel located at 335 Powell Street, San Francisco, California 94102, on Thursday, August 16, 2001, at 10:00 a.m. Pacific Time. The Company's principal executive offices are located at 3347 Investment Boulevard, Hayward, California 94545, and its telephone number at that address is (510) 732-7200.

     These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended March 30, 2001, including financial statements, were first mailed on or about July 12, 2001 to all shareholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on June 29, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On the Record Date, 12,121,083 shares of Common Stock were outstanding and entitled to vote and held by approximately 208 shareholders of record. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXY

     A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share held. Each shareholder voting in the election of directors (Proposal One) may cumulate such shareholder's votes. This means a shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected (six). However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share has one (1) vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     The cost of soliciting votes will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or by facsimile.

DEADLINE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than March 4, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to the meeting.

     The attached proxy card grants proxy holders discretionary authority to vote on any matter raised at the Annual Meeting of Shareholders. If a shareholder intends to submit a proposal at the Company's Annual Meeting of Shareholders which is not eligible for inclusion in the proxy statement relating to that meeting, the shareholder must do so no later than May 28, 2002. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting of Shareholders in the year 2002.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     A Board of six (6) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six (6) nominees named below, all of whom are presently directors of the Company. In any event, the proxy holders cannot vote the proxies for a greater number of persons than six (6). In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been duly elected and qualified.

VOTE REQUIRED AND BOARD RECOMMENDATION

     If a quorum is present and voting, the six (6) nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

     The names of the nominees and certain information about them are set forth below.

                                                                                               DIRECTOR
           NAME OF NOMINEE             AGE              POSITION WITH THE COMPANY               SINCE
           ---------------             ---              -------------------------              --------
John H. Landon(1)(2)(3)..............  60     Chairman of the Board                              1997
Warren E. Pinckert II(3).............         President, Chief Executive Officer and
                                       57     Director                                           1993
Michael D. Casey(1)..................  55     Director                                           2001
John L. Castello(2)(3)...............  65     Director                                           1993
Molly J. Coye M.D.(2)................  54     Director                                           2000
Larry Y. Wilson(1)...................  51     Director                                           1998

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

     There is no family relationship between any director or executive officer of the Company.

     John H. Landon has been a director of the Company since December 1997 and has been Chairman of the Board since August 2000. Mr. Landon served as Vice President and General Manager, Medical Products, E.I. DuPont de Nemours and Company from 1992 to 1996. Prior to that, Mr. Landon served in various capacities at DuPont, including Vice President and General Manager, Diagnostics and Biotechnology from 1990 to 1992, director of Diagnostics from 1988 to 1990, business director of Diagnostic Imaging from 1985 to 1988 and in various other professional and management positions at DuPont from 1962 to 1985. Mr. Landon is also a director of Digene Corporation and a director and member of the Executive Committee of Christiana Care Corporation, a firm created by the merger of the Medical Center of Delaware, Mid-Atlantic Health Systems and several other healthcare entities. Previously, Mr. Landon served as a director of The DuPont Merck Pharmaceutical Company and the Health Industry Manufacturers Association. Mr. Landon earned a Bachelor of Science degree in Chemical Engineering from the University of Arizona.

     Warren E. Pinckert II has served as President, Chief Executive Officer and a director of the Company since June 1993. Mr. Pinckert served as Executive Vice President of Operations of the Company from 1991 to June 1993, and as Chief Financial Officer and Vice President of Business Development of the Company from 1989 to June 1993. Mr. Pinckert also served as Secretary of the Company from 1989 to January 1997. Prior to joining the Company, Mr. Pinckert was Chief Financial Officer of Sunrise Medical Inc., an international durable medical equipment manufacturer, from 1983 to 1989. Mr. Pinckert also serves on the board of directors of PacifiCare Health Systems, Inc., a managed care organization. Mr. Pinckert earned a Bachelor of Science degree in Accounting and a Masters of Business Administration degree from the University of Southern California and is a certified public accountant.

     Michael D. Casey has been a director of the Company since February 2001. Mr. Casey is currently the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. Mr. Casey joined Matrix in October 1997 from Schein Pharmaceutical, Inc., a generic and ethical pharmaceutical company, where he was Executive Vice President from November 1995 to December 1996. In December 1996 he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for the Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989.

     John L. Castello has been a director of the Company since August 1993. Mr. Castello is the President, Chief Executive Officer and Chairman of the Board of XOMA Ltd., a biotechnology company. Mr. Castello joined XOMA in April 1992 as President and Chief Executive Officer after serving as President of the Ares Serono Group, Inc., a Swiss ethical pharmaceutical company, from 1986 to 1991. Mr. Castello was Chairman and Chief Executive Officer of Ares Serono Inc. from August 1991 to April 1992. From 1977 to 1986, Mr. Castello held senior management positions at Amersham International PLC. Prior to 1977, Mr. Castello held a number of management positions with General Foods and Abbott Laboratories. Mr. Castello earned a Bachelor of Science degree in Mechanical and Industrial Engineering from Notre Dame University.

     Molly J. Coye, M.D. is the founder of the Health Technology Center, a non-profit organization sponsored by the Institute for the Future. From September 1997 to April 2000, Dr. Coye was the director of the west coast office for The Lewin Group, a health care policy, strategic planning and management consulting firm. Dr. Coye has also directed product development and marketing for HealthDesk Corporation, a developer of consumer software for interactive health communication and disease management, and was Executive Vice President for Managed Care in the Good Samaritan Health System, a non-profit integrated health care system. From 1991 to 1993, Dr. Coye was the Director of the California Department of Health Services. Dr. Coye also directed the Division of Public Health at the Johns Hopkins School of Hygiene and Public Health, and served as Commissioner of Health for the State of New Jersey from 1986 to 1990. Dr. Coye earned a Master of Arts degree in Asian History from Stanford University and both a Doctor of Medicine and Master of Public Health degrees from John Hopkins University.

     Larry Y. Wilson has been a director of the Company since May 1998. From 1987 to June 2001, Mr. Wilson served as the Executive Vice President and Chief Operating Officer of Catholic Healthcare West, a health care system that operates acute care facilities and medical groups in Arizona, California and Nevada. Prior to that time, Mr. Wilson served as the Executive Vice President and Chief Financial Officer of Mercy Health System, a predecessor of Catholic Healthcare, from 1983 to 1986 and as a principal of the Health and Medical Division of Booz-Allen & Hamilton, a consulting company, from 1979 to 1983. Mr. Wilson also serves as a director and officer of The California Healthcare Association which represents the state's hospitals on public policy matters. Mr. Wilson earned a Bachelor of Arts degree in English from Harvard University and a Masters of Business Administration degree from Stanford University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five (5) meetings in fiscal 2001. Except for Dr. Coye, all directors attended at least 75% of the meetings of the Board and Committees of which they were members at the time of such meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee is comprised of Messrs. Wilson, Casey and Landon. The Compensation Committee is comprised of Mr. Castello, Dr. Coye and Mr. Landon. The Nominating Committee is comprised of Messrs. Landon, Castello and Pinckert.

     The Audit Committee held three (3) meetings during fiscal 2001. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent accountants, overseeing actions taken by the Company's independent accountants and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope of the annual audit, accounting controls, practices and policies, and the relationship between the Company and its independent accountants, including the availability of Company records, information and personnel. The Audit Committee acts under a written charter adopted and approved by the Company's Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     The Compensation Committee of the Board of Directors held three (3) meetings during fiscal 2001. The Compensation Committee focuses on executive compensation, incentive and other forms of compensation for directors, officers and other employees and the administration of the Company's various compensation and benefit plans.

     The Nominating Committee of the Board of Directors held two (2) meetings during fiscal 2001. The Nominating Committee recommends to the Board of Directors candidates for nomination to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under "Deadline of Receipt of Shareholder Proposals."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of directors Castello, Coye and Landon. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. Pinckert, President, Chief Executive Officer and director of the Company, a non-member of the Committee, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Pinckert was excluded from discussions regarding his own salary and incentive compensation.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the "Audit Committee"), consisting of three outside directors, has the primary responsibility of overseeing the Company's financial reporting, accounting principles and system of internal accounting controls and reporting its observations and activities to the Board. It also recommends the appointment of the Company's independent accountants and approves the services performed by the accountants. The members of the Audit Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee has adopted a written charter of the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A.

     The Audit Committee has received from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and has discussed with the accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the accountants' independence.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

     The Audit Committee has discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended March 30, 2001 with management and the independent accountants. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. During the year, the Audit Committee met three times, and the Company's management and independent accountants were present during all of those meetings.

     Management has the responsibility for the preparation of the Company's financial statements, and the independent accountants have the responsibility for the examination of those statements.

     Based on the above review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent accountants, and the Board of Directors concurred in such recommendation.

     Respectfully submitted by the Audit Committee of the Board of Directors:

                                          Larry Y. Wilson, Chairman
                                          Michael D. Casey
                                          John H. Landon

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     The following table sets forth certain information regarding to the beneficial ownership of the Company's Common Stock as of June 29, 2001 as to (i) each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers and non-executive officers named in the table under "Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable common property laws.

                                                            SHARES OF COMMON
                                                           STOCK BENEFICIALLY        APPROXIMATE
                         NAME(1)                                 OWNED           PERCENTAGE OWNED(2)
                         -------                           ------------------    -------------------
Kopp Investments Advisors, Inc.(3).......................      1,599,046                13.2%
  7701 France Avenue South, Suite 500
  Edina, MN 55435
Warren E. Pinckert II(4).................................        516,861                 4.1%
Robert J. Dominici(5)....................................        229,994                 1.9%
Andrea J. Tiller(6)......................................        149,892                 1.2%
Michael D. Casey(7)......................................          5,000              *
John L. Castello(8)......................................         52,000              *
Timothy I. Still(9)......................................         48,319              *
John H. Landon(10).......................................         45,000              *
Larry Y. Wilson(11)......................................         35,000              *
Jeffrey S. Aroy(12)......................................        222,665                 1.8%
Molly J. Coye(13)........................................         10,000              *
All current Directors and executive officers as a group
  (15 persons)(14).......................................      1,419,581                10.6%

---------------
  *  Less than one percent (1%).

 (1) The address of all directors and Named Executive Officers is that of the Company's principal executive offices: 3347 Investment Boulevard, Hayward, California 94545.

 (2) This table is based upon information supplied by officers, directors and principal shareholders. Applicable percentage of ownership is based on 12,121,083 shares of Common Stock outstanding as of June 29, 2001 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after June 29, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (3) Reflects ownership as reported on Schedule 13G/A dated February 1, 2001 with the Commission by Kopp Investment Advisors, Inc. ("KIA"). Represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company ("Holding") and (iii) LeRoy C. Kopp individually and through his ownership of a controlling interest in KIA, his position as sole shareholder of Holding and his individual interests. KIA has sole voting power over 620,000 shares of the Company's Common Stock, sole dispositive power over 410,000 shares and shared dispositive power over 939,046 shares of the Company's Common Stock. Holding has beneficial ownership over 1,349,046 shares of the Company's Common Stock. Mr. Kopp has sole voting and dispositive power over 250,000 shares of Common Stock and beneficial ownership over 1,599,046 shares of Common Stock.

 (4) Includes 389,515 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

 (5) Includes 224,994 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

 (6) Includes 144,892 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001. Ms. Tiller resigned from her position as the Company's Vice President of Finance, Chief Financial Officer, Treasurer and Secretary effective April 25, 2001.

 (7) Includes 5,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

 (8) Includes 50,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

 (9) Represents 48,319 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

(10) Represents 45,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

(11) Represents 35,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

(12) Includes 218,332 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001. Mr. Aroy resigned from his position as the Vice President and Chief Operating Officer of the Company's WellCheck subsidiary effective July 27, 2001.

(13) Includes 10,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001.

(14) Includes 1,267,512 shares of Common Stock issuable pursuant to stock options exercisable within 60 days after June 29, 2001. Also includes the beneficial ownership of Ms. Tiller and Mr. Aroy.

                                  PROPOSAL TWO

                   AMENDMENT OF 2000 STOCK INCENTIVE PROGRAM

     The Board of Directors has approved an amendment to the Company's 2000 Stock Incentive Program (the "2000 Plan") to increase the aggregate number of shares of Common Stock that may be issued thereunder by 605,000 shares to a total of 1,195,000 shares. For a description of the 2000 Plan, see "Summary of the 2000 Plan" below. As of the Record Date, options to purchase 459,012 shares of the Company's Common Stock have been granted pursuant to the 2000 Plan, 50,277 of which were vested.

     The Board of Directors adopted the amendment to the 2000 Plan in order to provide additional long-term incentives to all of the Company's employees as well as to maintain competitive compensation packages for key Cholestech employees. This proposal increases the number of shares authorized for issuance under the 2000 Plan to provide sufficient shares for anticipated grants to be issued to both new and existing employees through August 2002. The Company intends to utilize the options available for grant to attract and retain key employees.

     In the absence of contrary specifications, the shares represented by proxies will be voted FOR the amendment to the 2000 Plan to increase the aggregate number of shares of common stock that may be issued thereunder by 605,000 to 1,195,000.

     The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the 2000 Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the total number of Votes

Cast with respect to the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

SUMMARY OF THE 2000 PLAN

     The essential terms of the 2000 Plan are summarized as follows:

     General. The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 2000 Plan. Options granted under the 2000 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The 2000 Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 2000 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights will be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 2000 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 300,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 300,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a ten percent (10%) shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 2000 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a ten percent (10%) shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 2000 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 2000 Plan expire on the earlier of
     (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (f) Nontransferability of Options. Options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2000 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 2000 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee will have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination of the 2000 Plan. The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2000 Plan to the extent necessary to comply with Section 162(m) and
Section 422 of the Code or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the 2000 Plan without the written consent of the optionee. Unless terminated earlier, the 2000 Plan will terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize federal taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     The exercise of an incentive stock option may subject the optionee to alternative minimum tax under Section 55 of the Internal Revenue Code.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director or 10% shareholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

     The grant of options under the 2000 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future awards under the 2000 Plan. The Administrator of the 2000 Plan currently plans to make grants to non-employee directors of 10,000 shares per non-employee director granted at the Annual Shareholder Meeting. Accordingly, except for these grants to non-employee directors, future awards are not determinable.

PARTICIPATION IN THE 2000 PLAN

     The table below depicts the issuance of grants under the 2000 Plan during fiscal 2001 to (i) each director of the Company, (ii) the Named Executive Officers (as defined below) and (iii) the directors and the executive officers as a group.

                            NAME                              GRANTS
                            ----                              -------
Warren E. Pinckert II.......................................   60,000
Robert J. Dominici..........................................   40,000
Timothy I. Still............................................   28,750
Andrea J. Tiller............................................   40,000
Jeffrey S. Aroy.............................................   40,000
Michael D. Casey............................................       --
John L. Castello............................................       --
John H. Landon..............................................       --
Larry Y. Wilson.............................................       --
Molly J. Coye...............................................       --
Total of all Directors and Officers as a group (15
  persons)..................................................  269,012
Total of all other Employees as a group.....................       --

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE 2000 PLAN.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending March 29, 2002. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 29, 2002. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has been the Company's independent accountants since 1990. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered in connection with the fiscal year ended March 30, 2001 are as follows:

  Audit Fees:

     PricewaterhouseCoopers LLP billed the Company approximately $82,200, $55,700 of which was paid for professional services rendered in connection with performing the audit of the Company's annual financial statements and review of the Company's quarterly financial statements included in its quarterly reports on Form 10-Q for fiscal year 2001.

  Financial Information Systems Design and Implementation Fees:

     During fiscal year 2001, the Company did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation.

  All Other Fees:

     During fiscal year 2001, PricewaterhouseCoopers LLP billed the Company approximately $42,000 for all other services, which consisted of services related to the Company's acquisition of Health Net, Inc. and general tax issues.

     The Company's Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP in connection with the Other Fees is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information regarding the compensation for fiscal years 2001, 2000 and 1999 for the Chief Executive Officer and the four other most highly compensated executive and non-executive officers of the Company (the "Named Executive Officers") whose compensation exceeded $100,000 in fiscal 2001. The Company did not award bonuses in fiscal 1999, as fiscal 1999 results incurred a loss.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                    ANNUAL COMPENSATION                ------------
                                       ---------------------------------------------    SECURITIES
                                                                      OTHER ANNUAL      UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(1)
     ---------------------------       ----   ---------   --------   ---------------   ------------   ------------------
Warren E. Pinckert II(2).............  2001    275,000     35,000           --            60,000            8,452
  President and Chief Executive
  Officer                              2000    236,707    152,694           --                --            3,444
                                       1999    223,192         --           --            65,000            4,478
Robert J. Dominici(3)................  2001    197,500     49,484           --            40,000            7,004
  Executive Vice President and Chief   2000    178,194    128,262           --            25,000            2,162
  Operating Officer Diagnostic
  Products                             1999    114,548         --           --           265,000              143
Timothy I. Still(4)..................  2001    143,750     24,741           --            28,750            9,510
  Vice President Marketing and         2000    123,923     37,249           --            24,000            6,354
  Sales -- Diagnostic Products
Andrea J. Tiller(5)..................  2001    176,667     20,000           --            40,000            4,110
  Vice President of Finance, Chief     2000    150,463    109,939           --            25,000            2,391
  Financial Officer, Treasurer and     1999    145,436         --           --            25,000            2,295
  Secretary
Jeffrey S. Aroy(6)...................  2001    175,333      3,342           --            40,000            3,426
  Vice President and Chief Operating   2000     87,282     21,600           --           200,000            1,150
  Officer -- WellCheck

---------------
(1) The amounts described hereunder were paid by the Company for premiums on group term life insurance, medical and dental insurance, long-term disability insurance and payments to the Named Executive Officers in lieu of contributions to the Company's 401(k) Plan.

(2) In August 1998, Mr. Pinckert took a voluntary 10% reduction in his salary.

(3) Mr. Dominici joined the Company as its Executive Vice President of Marketing and Sales in August 1998 and was promoted to Executive Vice President, Chief Operating Officer for Diagnostic Products in September 1999.

(4) Mr. Still was promoted to the position of Vice President Marketing and Sales for Diagnostic Products in September 1999.

(5) Ms. Tiller resigned from her position as the Company's Vice President of Finance, Chief Financial Officer, Treasurer and Secretary effective April 25, 2001.

(6) Mr. Aroy joined the Company as the Corporate Vice President and General Manager of the Company's subsidiary, WellCheck.com, Inc., in September 1999 and was promoted to the position of Corporate Vice President and Chief Operating Officer of the Company's subsidiary, WellCheck Inc., in August 2000. Mr. Aroy resigned from his position effective July 27, 2001.

STOCK OPTION GRANTS

     The following table provides information regarding stock options awarded to each of the Named Executive Officers during the fiscal year ended March 30, 2001. All such options were awarded under the Company's 2000 Stock Incentive Program.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                          -------------------------------                  VALUE AT ASSUMED RATES
                            NUMBER OF                                                          OF STOCK PRICE
                            SECURITIES    PERCENT OF TOTAL     EXERCISE                       APPRECIATION FOR
                            UNDERLYING    OPTIONS GRANTED        PRICE                         OPTION TERM(1)
                             OPTIONS      TO EMPLOYEES IN         PER        EXPIRATION    ----------------------
           NAME             GRANTED(2)     FISCAL YEAR(3)     SHARE(2)(4)       DATE         5%($)       10%($)
           ----             ----------    ----------------    -----------    ----------    ---------    ---------
Warren E. Pinckert II.....    12,470            1.4%             $7.75        08/17/07     $135,986     $188,329
                              47,530            5.2%             $7.75        08/17/07     $518,316     $717,825
Robert J. Dominici........    12,024            1.3%             $7.75        08/17/07     $131,122     $181,593
                              27,976            3.0%             $7.75        08/17/07     $305,079     $422,509
Timothy I. Still..........     8,333            0.9%             $7.75        08/17/07     $ 90,872     $125,850
                              16,667            1.8%             $7.75        08/17/07     $181,754     $251,714
                               1,802            0.2%             $6.00        10/19/10     $ 17,612     $ 28,044
                               1,908            0.2%             $6.00        10/19/10     $ 19,039     $ 30,316
Andrea J. Tiller..........     9,556            1.0%             $7.75        08/17/07     $104,208     $144,320
                              30,444            3.3%             $7.75        08/17/07     $331,993     $459,782
Jeffrey S. Aroy...........    40,000            4.4%             $7.75        08/17/07     $436,201     $604,102

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the seven or ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant with reference to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

(3) Based on an aggregate of 918,512 options granted under the 1997 Stock Incentive Program, the 1999 Nonstatutory Stock Option Plan and the 2000 Stock Incentive Program in the fiscal year ended March 30, 2001.

(4) Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of a ready-owned shares of the Company's Common Stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning Named Executive Officers' option exercises during fiscal 2001 and option holdings at March 30, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Warren E. Pinckert II.......     5,000        23,750        368,994         81,254        12,437           --
Robert J. Dominici..........        --            --        189,370        140,630            --           --
Timothy I. Still............        --            --         39,282         49,468            --           --
Andrea J. Tiller............        --            --        132,392         62,608            --           --
Jeffrey S. Aroy.............        --            --        180,833         59,167            --           --

---------------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price of the options.

(2) Market value of the Common Stock, based on the $4.8125 closing price on March 30, 2001 on the Nasdaq National Market, minus the exercise price of the unexercised options.

                             DIRECTOR COMPENSATION

     Non-employee directors receive a $1,000 monthly retainer, a $1,000 fee for each Board meeting they attend and a $500 fee for each telephonic Board meeting they attend with the exception of the Chairman, who receives a $2,000 monthly retainer, a $2,000 fee for each Board meeting he attends and a $1,000 fee for each telephonic Board meeting he attends. Non-employee directors also receive a $1,000 fee for each meeting of the Audit, Compensation or Nominating Committees attended that is not on the same day as a regular Board meeting. In addition, the 1997 Stock Incentive Program provides that options to purchase the Company's Common Stock may be granted to non-employee directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is granted an option to purchase 10,000 shares on the date of each Annual Meeting of Shareholders (with the exception of the Chairman who is granted an option to purchase 20,000 shares on the date of each Annual Meeting of Shareholders), or an initial grant of an option to purchase 10,000 shares upon becoming a member of the Board of Directors, if the date such director joins the Board is within six months of the most recent Annual Meeting of Shareholders. In August 2000, pursuant to the provisions of the 1997 Stock Incentive Program, Mr. Castello, Mr. Wilson and Dr. Coye were each granted nonstatutory options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $7.75 per share. In August 2000, Mr. Landon received an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $7.75 per share. In January 2001, Mr. Casey received an initial grant of an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $5.50 per share upon becoming a member of the Board of Directors. The Company plans to make similar initial and annual grants to non-employee directors out of the Company's 2000 Stock Incentive Program.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Board of Directors approved a 12 month wage and benefits continuation package, including, but not limited to, 12 months of stock option vesting and medical and dental coverage, for Mr. Pinckert. In the event he is terminated by the Company, for any or no reason, Mr. Pinckert will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to one year's compensation, at the rate of compensation in effect immediately prior to such termination (minus applicable withholding).

     In June 2001, the Board of Directors approved change of control agreements with Mr. Pinckert, Mr. Burke and Mr. Dominici. These agreements provide that if the employment of these individuals is terminated without cause or constructively terminated within 12 months after a change of control of the

Company, Mr. Pinckert will be paid, over a period of 24 months commencing on the date of such termination, an amount equal to two years' compensation at the rate of compensation in effect immediately prior to such termination (minus applicable withholding) and Mr. Burke and Mr. Dominici will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to 18 months' compensation at the rate of compensation in effect immediately prior to such termination (minus applicable withholding). In addition, upon such termination after a change of control, 100% of Mr. Pinckert's, Mr. Burke's and Mr. Dominici's outstanding stock options will vest.

     The Board of Directors has also approved a 12 month wage and benefits continuation package, including, but not limited to, twelve months of stock option vesting and medical and dental coverage, for Mr. Burke, Mr. Dominici, Mr. Gyorke, Mr. Still, Mr. Stromberg, Ms. Wassmann and Dr. Worthy in the event they are terminated by the Company, for any or no reason, he or she will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to twelve months compensation, at the rate of his or her compensation in effect immediately prior to such termination (minus applicable withholding).

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and approves the Company's executive compensation policies. The Compensation Committee administers the Company's various incentive plans, including the 1997 Stock Incentive Program, the 1999 Nonstatutory Stock Option Plan and the 2000 Stock Incentive Program, sets compensation policies applicable to the Company's executive officers and evaluates the performance of the Company's executive officers. The compensation levels of the Company's executive officers for the fiscal year ended March 30, 2001, including base salary levels, potential bonuses and stock option grants were determined by the Compensation Committee at the beginning of the fiscal year. The following is a report of the Compensation Committee describing the compensation policies and rationale applicable with respect to the compensation paid to the Company's executive officers for the fiscal year ended March 30, 2001.

  Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

  Base Salary

     Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Compensation Committee reviewed and approved fiscal 2001 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based on an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies, based on each individual member's industry experience. In reviewing base salaries, the Compensation Committee focuses significantly on each executive officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor. In fiscal 2001, the base of salary of Mr. Pinckert, the Company's Chief Executive Officer and President, was $275,000, as compared to $236,707 in fiscal 2000.

  Annual Cash Incentives

     Each Named Executive Officer's bonus is based on qualitative and quantitative factors and is intended to motivate and reward such Named Executives Officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for Named Executive Officers are intended to reflect the Committee's belief that a portion of the compensation of each Named Executive Officer should be contingent upon the performance of the Company, as well as the individual contribution of each Named Executive Officer. To carry out this philosophy, the Board of Directors reviews and approves the financial budget for the fiscal year. The Compensation Committee then establishes target bonuses for each Named Executive Officer as a percentage of the officer's base salary. The Named Executive Officers, including Mr. Pinckert, must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of the fiscal year. The Company-based performance goals are tied to different indicators of the Company's performance, such as the operating results of the Company. The individual performance goals are tied to different indicators of such Named Executive Officer's performance, such as the financial performance of the Company, new product development and increase in the customer base. The Compensation Committee evaluates the completion of the Company-based performance targets and specific individual-based performance targets and approves a performance rating relative to these goals. This scoring is influenced by the Compensation Committee's perception of the importance of the various corporate and individual goals. The Compensation Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to the Named Executive Officers.

  Stock Options

     The Compensation Committee provides the Company's Named Executive Officers with long-term incentive compensation through grants of stock options under the Company's 2000 Stock Incentive Program. The Compensation Committee believes that stock options provide the Company's Named Executive Officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. Such options also use vesting periods that encourage key executives to remain with the Company. All options granted to Named Executives Officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the Named Executive Officer's relative position and responsibilities with the Company, the individual performance of the Named Executive Officer over the previous fiscal year and the anticipated contribution of the Named Executive Officer to the attainment of the Company's long-term strategic performance goals. The Committee also considers stock options granted in prior years. The Compensation Committee views stock option grants as an important component of the Company's long-term, performance-based compensation philosophy.

     Under the guidelines stated above, the Compensation Committee reviewed and granted stock options on August 17, 2000 to Mr. Pinckert and the Named Executive Officers as described above under the heading "Executive Compensation and Other Matters-Stock Option Grants."

  Section 162(m)

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers. However, certain performance-based compensation is specifically exempt from the deduction limit. The Company has adopted a policy that, where reasonably practicable, the Company will take the necessary steps to conform its compensation, including compensation derived from the exercise of stock options, to comply with the deductibility limitations of Section 162(m).

     Respectfully submitted by the Compensation Committee of the Board of
Directors:

                                          John L. Castello, Chairman
                                          Molly J. Coye, M.D.
                                          John H. Landon

                               PERFORMANCE GRAPH

     The following is a line graph comparing the cumulative total return to shareholders of the Company's Common Stock at March 30, 2001 since March 31, 1996 to the cumulative total return over such period of (i) The Nasdaq Stock Market United States Index and (ii) a Peer Group Index, which includes all companies in the Standard Industrial Classification Code 3826 -- Measuring and Controlling Devices, of which the Company is a member.

 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1) AMONG CHOLESTECH CORPORATION,
       THE NASDAQ STOCK MARKET UNITED STATES INDEX AND A PEER GROUP(2)(3)

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        3/96      3/97      3/98      3/99      3/00      3/01
--------------------------------------------------------------------------------
 Cholestech
  Corporation          100.00     68.33    200.00     28.33    112.92     64.17
 Nasdaq Stock Market
  (U.S.)               100.00    111.15    168.47    227.62    423.37    169.46
 Peer Group            100.00    113.79    135.68    110.54    373.29    176.25
--------------------------------------------------------------------------------

---------------

(1) Assumes that $100.00 was invested on March 31, 1996 in the Company's Common Stock or index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

(2) Peer Group is SIC Code 3826 -- Measuring and Controlling Devices.

(3) The Company operates on a 52/53 week fiscal year, which ends on the last Friday in March. Accordingly, the last trading day of its fiscal year may vary. For consistent presentation and comparison to the indices shown herein, the Company has calculated its stock performance graph assuming a March 30 year-end.

     The information contained above under the captions "Report of the Audit Committee of the Board of Directors," "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                              CERTAIN TRANSACTIONS

     None.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Commission. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, except as described below, all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent (10%) shareholders were complied with during or with respect to the period from March 31, 2000 to March 30, 2001. Dr. Coye was late in filing a Form 3 stating her beneficial ownership of equity securities of the Company. Dr. Coye has since made the required filing.

                                 OTHER MATTERS

     The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

Dated: July 2, 2001

                                   EXHIBIT A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF CHOLESTECH CORPORATION

     The Audit Committee is a committee of the Board of Directors of Cholestech Corporation (the "Company"). Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to the Company's shareholders, potential shareholders and the investment community by reviewing the following areas:

     - Financial Reporting: The responsibility of the Audit Committee in the area of financial reporting is to provide assurance that financial disclosures provided by management, to the shareholders and others, reasonably portray the Company's: 1) financial condition; 2) results of operations; and 3) plans and long-term commitments.

     - Corporate Governance: The responsibility of the Audit Committee in the area of corporate governance is to provide assurance that the Company is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls against employee conflict of interest and fraud.

     - Corporate Controls: The responsibility of the Audit Committee in the area of corporate controls includes reviewing on a continuing basis the adequacy of the Company's key financial reporting risk areas and system of internal controls. The Audit Committee should monitor the control process through internal auditing and the audit process.

     In meeting its responsibilities, the Audit Committee is expected to:

          1. Operate pursuant to a written charter indicating the duties and responsibilities of the Audit Committee, as approved by the Board of Directors, which shall be reviewed and updated annually.

          2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants and evaluate the performance of the independent accountants.

          3. Request from the independent accountants a formal written statement delineating all relationships between the accountant and the Company, consistent with Independent Standards Board Standard No. 1, and engage in a dialogue with the accountants with respect to any disclosed relationship or services that may impact the objectivity and independence of the accountants.

          4. Consider, in consultation with the independent accountants, the audit scope and plan of the independent accountants.

          5. Consider with management and the independent accountants the rationale for employing audit firms other than the principal independent accountants.

          6. Review with the independent accountants the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

          7. Consider and review with the independent accountants:

             (a) The adequacy of the Company's internal controls including computerized information system controls and security.

             (b) Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

          8. Review with management and the independent accountants at the completion of the annual examination:

             (a) The Company's annual financial statements and related footnotes.

             (b) The independent accountant's audit of the financial statements and his or her report thereon.

             (c) Any significant changes required in the independent accountant's audit plan.

             (d) Any serious difficulties or disputes with management encountered during the course of the audit.

             (e) Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards.

          9. Discuss with the Company's independent accountants the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

          10. Consider and review with management:

             (a) Significant findings during the year and management's responses thereto.

             (b) Any changes required in the planned scope of their audit plan.

          11. Review before release, and recommend to the Board of Directors for inclusion in the Company's Annual Report on Form 10-K, the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.

          12. Ensure that the Company's independent accountants review the Company's interim financial statements included in its Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

          13. Review before release the unaudited quarterly operating results in the Company's quarterly earnings release.

          14. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants.

          15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

          16. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

          17. Report committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

          18. Prepare a report for inclusion in the Company's Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

          19. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

          20. Meet at least quarterly or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

          21. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

     The membership of the Audit Committee shall consist of at least three independent directors, in accordance with Nasdaq National Market Audit Committee requirements, who shall serve at the pleasure of the Board of Directors.

     The Audit Committee members and chairman shall be designated by the Board of Directors upon the recommendation of the Nominating Committee.

     Each Audit Committee member shall be able to read and understand fundamental financial statements, in accordance with Nasdaq National Market Audit Committee requirements, including at least one member with past employment experience in financial reporting, accounting or auditing, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     Audit Committee membership terms should consider both the value of continuity and the added value of a fresh perspective.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

     The primary responsibility for financial and other reporting, internal control and compliance with laws, regulations and ethics within the Company rests with executive management.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CHOLESTECH CORPORATION

                PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 16, 2001

The undersigned shareholder of Cholestech Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 2, 2001, and hereby appoints John L. Castello and Warren E. Pinckert II and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Cholestech Corporation to be held on August 16, 2001 at 10:00 a.m., Pacific Time, at the Westin St. Francis Hotel located at 335 Powell Street, San Francisco, California 94102, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.      ELECTION OF DIRECTORS:

        [ ]  FOR all nominees listed below   [ ]  WITHHOLD (except as indicated)

        If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

            01 John H. Landon     03 John L. Castello   05 Warren E. Pinckert II
            02 Michael D. Casey   04 Molly J. Coye      06 Larry Y. Wilson


2. PROPOSAL TO AMEND THE COMPANY'S 2000 STOCK INCENTIVE PROGRAM TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 605,000.

        [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL 2002:

        [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN

        and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 2000 STOCK INCENTIVE PROGRAM AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature(s)                                             Dated            , 2001
            -------------------------------------------       -----------

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)